EXHIBIT 10.80

PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

Name of Grantee (the “Grantee”): Brian Shepherd

Date of Performance-Based Restricted Stock Award (the “Award Date”): December 10, 2024

Number of Target Shares Covered by Performance-Based Restricted Stock Award (the “Target Shares”): 74,475

This Performance-Based Restricted Stock Award Agreement (this “Agreement”) is entered into as of the Award Date by and between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the “Company”), and Grantee named above.

* * *

WHEREAS, the Company has adopted an Amended and Restated 2005 Stock Incentive Plan, as may be amended from time to time (the “Plan”) which is administered by the Board of Directors of the Company (the “Board”);

WHEREAS, pursuant to the Plan, effective on the Award Date the Board granted to Grantee a Performance-Based Restricted Stock Award (the “Award”) covering (i) the number of Target Shares of the Common Stock of the Company (the “Common Stock”) set forth above and (ii) the right to receive additional shares of Common Stock (the “Overperformance Shares” and collectively with the Target Shares, the “Award Shares”) upon vesting in accordance with Section 2; and

WHEREAS, the Company is executing this Agreement with Grantee for the purpose of setting forth the terms and conditions of the Award made by the Board to Grantee effective on the Award Date.

NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the Company and Grantee agree as follows:

1.
Award of Award Shares.
(a)
The Company hereby confirms the grant of the Award to Grantee effective on the Award Date. The Award is subject to all of the terms and conditions of this Agreement and the Plan. Any capitalized term used but not defined in this Agreement will be defined as provided in the Plan.
(b)
Promptly after the execution of this Agreement, the Company will cause the transfer agent for the Common Stock or other third-party Plan record keeper designated by the Company (the “Transfer Agent”) to (i) either establish a separate account in its records in the name of Grantee (the “Restricted Stock Account”) and credit the Target Shares granted on the Award Date to the Restricted Stock Account as of the Award Date or credit the Target Shares granted on the Award Date to a previously existing Restricted Stock Account of Grantee as of the Award Date and (ii) confirm such actions to Grantee electronically or in writing.

(c)
Each Overperformance Share represents the right to receive a share of Common Stock on the date it vests. Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Overperformance Shares granted to Grantee will be credited to an account in Grantee’s name maintained by the Company. This account shall be unfunded and maintained for book-keeping purposes only, with the Overperformance Shares simply representing an unfunded and unsecured contingent obligation of the Company.
2.
Vesting of Award Shares.

Award Shares are divided into four (4) vesting tranches (each, a “Tranche”), with the Target Shares vesting 50% in Tranches 1 and 2 and the Overperformance Shares vesting 50% in Tranches 3 and 4. Each Tranche may vest, on a Service Vesting Date designated below, if both performance and service conditions are met during the Performance Period. If a Tranche meets its performance condition prior to meeting its service condition, it will vest on its Service Vesting Date. If a Tranche meets its service condition prior to meeting its performance condition, it will vest upon meeting its performance condition, provided that Grantee has remained in continuous service through the date that the performance condition was met. Except as otherwise provided in this Agreement, each Tranche will vest as a whole or not at all. The number of Award Shares eligible to vest in each Tranche based on the related performance and service conditions are set forth below:

Tranche	Cumulative Award Shares Eligible to Vest (as a % of the number of Target Shares)	Stock Price Threshold	Service Vesting Dates
1	50%	$70	December 10, 2027 (Third Annual Anniversary of Award Date)
2	100%	$75	December 10, 2028 (Fourth Annual Anniversary of Award Date)
3	150%	$80	December 10, 2029 (Fifth Annual Anniversary of Award Date)
4	200%	$85	December 10, 2029 (Fifth Annual Anniversary of Award Date)

(a)
Performance Conditions.
(i)
For purposes of this Agreement, “Performance Period” means the period beginning on the Award Date and ending on the five-year anniversary of the Award Date.

(ii)
Subject to Section 17, each Tranche will meet its performance condition if it reaches its stock price threshold for Common Stock (“Stock Price Threshold”) during the Performance Period.
(iii)
A Stock Price Threshold will be met as of the date during the Performance Period that the Company’s ninety (90) calendar day trailing average per share closing stock price of the Common Stock on the NASDAQ Stock Market (or such other principal exchange or market on which the Common Stock is then traded) (“Stock Price”) equals or exceeds such applicable Stock Price Threshold.
(iv)
The number of Award Shares and the Stock Price Thresholds will be adjusted by the Board for stock splits, stock dividends or other similar changes in the capitalization of the Company in accordance with Section 20 of the Plan.
(b)
Service Conditions. A Tranche will meet its service condition on the applicable Service Vesting Date, provided that Grantee remains in continuous employment through such Service Vesting Date.
(c)
Cancellation of Unvested Award Shares. Any rights and interests of Grantee in any of the Award Shares which have not vested in Grantee pursuant to this Section 2 by the end of the Performance Period, or under Section 17, or have been cancelled pursuant to Section 4, automatically will completely and forever terminate; and, at the direction of the Company, the Transfer Agent will remove from the Restricted Stock Account, if applicable, and cancel all of those unvested Target Shares and all of the unvested Overperformance Shares shall be automatically forfeited.
3.
Removal of Restrictions on Target Shares; Settlement of Overperformance Shares.
(a)
Removal of Restrictions on Target Shares. After Grantee has become vested in any of the Tranche 1 or Tranche 2 Target Shares as provided in Sections 2 or 17 and, if applicable, after the cancellation of certain of the Target Shares as provided for in Section 4 or 13(b) has occurred, the Company will instruct the Transfer Agent to remove all restrictions on the transfer, assignment, pledge, encumbrance, or other disposition of the then remaining vested Target Shares in the Restricted Stock Account. Grantee thereafter may dispose of such remaining vested Target Shares in Grantee’s sole discretion, subject to compliance with securities and other applicable laws and Company policies with respect to dispositions of Company Stock, and may request the Transfer Agent to electronically transfer such remaining vested Target Shares to an account designated by Grantee free of any restrictions, subject to any applicable administrative requirements of the Transfer Agent.
(b)
Settlement of Overperformance Shares. After Grantee has become vested in any of the Tranche 3 or Tranche 4 Overperformance Shares as provided in Sections 2 or 17 and, if applicable, after the cancellation of certain of the Overperformance Shares as provided for in Section 4 or 13(b) has occurred, the Company shall, as soon as practicable (but in no event later than 30 days following the applicable vesting date), cause to be issued and delivered to Grantee one share of Common Stock in payment and settlement of each vested Overperformance Share.

Delivery of the shares of Common Stock shall be effected by (i) either establishing a separate account in its records in the name of Grantee and credit the shares of Common Stock issued upon settlement of the Overperformance Shares to such stock account or credit the shares of Common Stock to a previously existing stock account of Grantee and (ii) confirming such actions to Grantee electronically or in writing; and shall be subject to the tax withholding provisions of Section 13 and compliance with all applicable legal requirements, and shall be in complete satisfaction and settlement of such vested Overperformance Shares. The Company will pay any original issue or transfer taxes with respect to the issue and transfer of shares of Common Stock to Grantee pursuant to this Agreement, and all fees and expenses incurred by it in connection therewith.
4.
Cancellation of Unvested Award Shares.

Subject to the provisions of Section 17, upon a Termination of Employment of Grantee, all of the rights and interests of Grantee in any of the Award Shares which have not vested in Grantee pursuant to Section 2 prior to such Termination of Employment of Grantee automatically will completely and forever terminate; and, at the direction of the Company, the Transfer Agent will remove from the Restricted Stock Account and cancel all of those unvested Target Shares and any unvested Overperformance Shares shall be automatically forfeited. For purposes of this Agreement, a “Termination of Employment” of Grantee means the effective time when the employer-employee relationship between Grantee and the Company terminates for any reason whatsoever. In determining the existence of continuous employment of Grantee by the Company or the existence of an employer-employee relationship between Grantee and the Company for purposes of this Agreement, the term “Company” will include a Subsidiary (as defined in the Plan); and neither a transfer of Grantee from the employ of the Company to the employ of a Subsidiary nor the transfer of Grantee from the employ of a Subsidiary to the employ of the Company or another Subsidiary will be deemed to be a Termination of Employment of Grantee.

5.
Employment.

Nothing contained in this Agreement (i) obligates the Company or a Subsidiary to continue to employ Grantee in any capacity whatsoever or (ii) prohibits or restricts the Company or a Subsidiary from terminating the employment of Grantee at any time or for any reason whatsoever. In the event of a Termination of Employment of Grantee, Grantee will have only the rights set forth in this Agreement with respect to the Award Shares.

6.
Dividends and Changes in Capitalization.

If at any time that any of the Target Shares have not vested or any of the Overperformance Shares are still outstanding the Company declares or pays any ordinary cash dividend, any non-cash dividend of securities or other property or rights to acquire securities or other property, any liquidating dividend of cash or property, or any stock dividend or there occurs any stock split or other change in the character or amount of any of the outstanding securities of the Company, then in such event: (i) any and all cash and new, substituted, or additional securities or other property relating or attributable to those Target Shares immediately and automatically will become subject to this Agreement, will be delivered to the Transfer Agent or to an independent escrow agent selected by the Company to be held by the Transfer Agent or such escrow agent pursuant to the terms of this Agreement, and will have the same status with respect to vesting and transfer as the unvested Award Shares upon which such dividend was paid or with respect to which such new, substituted, or additional securities or other property was distributed and (ii) a dividend equivalent dollar amount equal to the number of Overperformance Shares credited to Grantee’s Overperformance Share account pursuant to this Agreement as of the dividend record date multiplied by the dollar amount of any and all cash and new, substituted, or additional securities or other property relating or attributable to such Overperformance Shares will be credited to Grantee’s account, with any such amounts so credited subject to the same terms and conditions, including the timing of vesting and settlement, applicable to the underlying Overperformance Shares to which the dividend or dividend equivalents relate. No interest will accrue on any cash or cash equivalents received by the Transfer Agent or such escrow agent or credited to Grantee’s account pursuant to the first sentence of this Section 6.

7.
Representations of Grantee.

Grantee represents and warrants to the Company that Grantee has full legal power, authority, and capacity to execute and deliver this Agreement and to perform Grantee’s obligations under this Agreement; and this Agreement is a valid and binding obligation of Grantee, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

8.
Representations and Warranties of the Company.

The Company represents and warrants to Grantee as follows:

(a)
The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement, to issue the Award Shares to Grantee, and to perform its obligations under this Agreement.
(b)
The execution and delivery of this Agreement by the Company have been duly and validly authorized by the Board; and all necessary corporate action has been taken to make this Agreement a valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(c)
When issued to Grantee as provided for in this Agreement, the Target Shares and the shares of Common Stock issuable upon settlement of the Overperformance Shares will be duly and validly issued, fully paid, and non-assessable.

9.
Restriction on Sale or Transfer of Award Shares.

None of the Award Shares that have not vested in Grantee pursuant to Section 2 (and no beneficial interest in any of such Award Shares) may be sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in any way by anyone (including a transfer by operation of law); and any attempt by anyone to make any such sale, transfer, assignment, pledge, encumbrance, or other disposition will be null and void and of no effect.

10.
Enforcement.

The Company and Grantee acknowledge that the Company’s remedy at law for any breach or violation or attempted breach or violation of the provisions of Section 9 will be inadequate and that, in the event of any such breach or violation or attempted breach or violation, the Company will be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which the Company may be entitled.

11.
Violation of Transfer Provisions.

Neither the Company nor the Transfer Agent will be required to transfer on the stock records of the Company maintained by either of them any Award Shares which have been sold, transferred, assigned, pledged, encumbered, or otherwise disposed of by anyone in violation of any of the provisions of this Agreement or to treat as the owner of such Award Shares or accord the right to vote or receive dividends to any purported transferee or pledgee to whom such Award Shares have been sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in violation of any of the provisions of this Agreement.

12.
Section 83(b) Election.

Grantee has the right to make an election pursuant to Treasury Regulation § 1.83-2 with respect to the Target Shares granted on the Award Date and, if Grantee makes such election, promptly will furnish to the Company a copy of the form of election Grantee has filed with the Internal Revenue Service for such purpose and evidence that such an election has been made in a timely manner.

13.
Withholding.
(a)
Upon Grantee’s making of the election referred to in Section 12 with respect to any of the Target Shares, Grantee will pay to or provide for the payment to or withholding by the Company of all amounts which the Company is required to withhold from Grantee’s compensation for federal, state, or local tax purposes by reason of or in connection with such election. Notwithstanding any provision of this Agreement to the contrary, neither the Company nor the Transfer Agent will be obligated to release from the Restricted Stock Account any of the Target Shares with respect to which Grantee has made such election and which have vested in Grantee until Grantee’s obligations under this Section 13 have been satisfied.
(b)
Upon the vesting in Grantee of any of the Target Shares as to which the election referred to in Section 12 was not made by Grantee, the Company will compute as of the applicable vesting date the amounts which the Company is required to withhold from Grantee’s compensation for federal, state, and local tax purposes by reason of or in connection with such vesting, based upon the Fair Market Value (as defined in the Plan) of those Target Shares. After making such computation, the Company will direct the Transfer Agent to remove from the Restricted Stock Account and cancel that number of the Target Shares whose Fair Market Value (as defined in the Plan) as of the applicable vesting date is equal to the aggregate of such amounts required to be withheld by the Company; provided, that for such purpose the number of Target Shares to be removed from the Restricted Stock Account and cancelled will be rounded up to the nearest whole Target Share.
(c)
Upon the vesting of any Overperformance Shares, the Company will compute as of the applicable vesting date the amounts which the Company is required to withhold from Grantee’s compensation for federal, state, and local tax purposes by reason of or in connection with such vesting, based upon the Fair Market Value of those Overperformance Shares. After making such computation, the Company will withhold that number of shares of Common Stock whose Fair Market Value as of the applicable vesting date is equal to the aggregate of such amounts required to be withheld by the Company that would otherwise be issued to Grantee in settlement of the Overperformance Shares; provided, that for such purpose the number of shares of Common Stock withheld will be rounded up to the nearest whole share.
(d)
After the actions prescribed by the preceding provisions of Section 13(b) and Section 13(c) have been taken, the Company when required by law to do so will pay to the applicable tax authorities in cash the amounts required to have been withheld from Grantee’s compensation by reason of or in connection with the vesting referred to in Section 13(b) and Section 13(c), with any excess amount resulting from such rounding being treated as federal income tax withholding; and Grantee will have (i) no further obligation with respect to such amounts required to be withheld and (ii) no further rights or interests in the Target Shares withdrawn from the Restricted Stock Account and cancelled pursuant to Section 13(b) or the shares of Common Stock withheld pursuant to Section 13(c), unless the Company has miscomputed such amounts or the number of such Target Shares or shares of Common Stock to be withheld, as applicable.
14.
Voting and Other Stockholder Rights.

Grantee will have the right to vote with respect to all of the Target Shares granted on the Award Date, whether or not such Target Shares are vested in Grantee as of the record date. Except as otherwise provided in this Agreement, Grantee will have all of the rights of a stockholder of the Company with respect to all of the Target Shares granted on the Award Date which are outstanding, whether or not such Target Shares are vested in Grantee at such time. The Overperformance Shares subject to this Award do not entitle Grantee to any rights of a holder of Common Stock. Grantee will not have any of the rights of a stockholder of the Company in connection with the grant of Overperformance Shares subject to this Agreement unless and until such shares of Common Stock are issued to Grantee upon settlement of the Overperformance Shares as provided in Section 3(b)

15.
Application of Plan.

The relevant provisions of the Plan relating to Restricted Stock Awards, with respect to the Target Shares, and Performance Unit Awards, with respect to the Overperformance Shares, and the authority of the Board under the Plan will be applicable to this Agreement to the extent that this Agreement does not otherwise expressly address the subject matter of such provisions.

16.
General Provisions.
(a)
No Assignments. Grantee may not sell, transfer, assign, pledge, encumber, or otherwise dispose of any of Grantee’s rights or obligations under this Agreement without the prior written consent of the Company; and any such attempted sale, transfer, assignment, pledge, encumbrance, or other disposition shall be void.
(b)
Notices. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon personal delivery to the person for whom such item is intended (including by a reputable overnight delivery service which shall be deemed to have effected personal delivery) or upon deposit, postage prepaid, registered or certified mail, return receipt requested, in the United States mail as follows:
(i)
if to Grantee, addressed to Grantee at Grantee’s address shown on the stockholder records maintained by the Transfer Agent or at such other address as Grantee may specify by written notice to the Transfer Agent, or
(ii)
if to the Company, addressed to the Chief Legal Officer of the Company at the principal office of the Company or at such other address as the Company may specify by written notice to Grantee, with a copy by email to General.Counsel@csgi.com.

Each such notice, request, consent, and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, three (3) business days after deposit as described above. An address for purposes of this Section 16(b) may be changed by giving written notice of such change in the manner provided in this Section 16(b) for giving notice. Unless and until such written notice is received, the addresses referred to in this Section 16(b) shall be deemed to continue in effect for all purposes of this Agreement.

(c)
Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware.
(d)
Severability. The Company and Grantee agree that the provisions of this Agreement are reasonable and shall be binding and enforceable in accordance with their terms and, in any event, that the provisions of this Agreement shall be enforced to the fullest extent permitted by law. If any provision of this Agreement for any reason shall be adjudged to be unenforceable or invalid, then such unenforceable or invalid provision shall not affect the enforceability or validity of the remaining provisions of this Agreement, and the Company and Grantee agree to replace such unenforceable or invalid provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid provision.
(e)
Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, personal representatives, successors, and assigns of the Company and Grantee; provided, that the provisions of this Section 16(e) shall not authorize any sale, transfer, assignment, pledge, encumbrance, or other disposition of the Award Shares which is otherwise prohibited by this Agreement.
(f)
Modification, Amendment, and Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or Grantee unless such modification, amendment, or waiver (i) is in writing, (ii) is signed by the party sought to be bound by such modification, amendment, or waiver, (iii) states that it is intended to modify, amend, or waive a specific provision of this Agreement, and (iv) in the case of the Company, has been authorized by the Board. The failure of the Company or Grantee at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions and shall not affect the right of the Company or Grantee thereafter to enforce each and every provision of this Agreement in accordance with its terms.
(g)
Integration. This Agreement constitutes the entire agreement of the Company and Grantee with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, and agreements, written or oral, with respect to such subject matter.
(h)
Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
(i)
Counterparts. This Agreement may be executed in counterparts with the same effect as if both the Company and Grantee had signed the same document. All such counterparts shall be deemed to be an original, shall be construed together, and shall constitute one and the same instrument.
(j)
Further Assurances. The Company and Grantee agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The Company and Grantee also agree to execute and deliver such additional documents and to take such further actions as reasonably may be necessary or desirable to carry out the purposes and intent of this Agreement.
(k)
Compensation Forfeiture and Recovery. Award Shares, whether vested or unvested, are subject to potential forfeiture or recovery by the Company in accordance with any compensation forfeiture or recovery policy adopted by the Board, including but not limited to, a policy adopted in response to the requirements of Section 10D of the Exchange Act, the Securities and Exchange Commission’s final rules thereunder, any listing rules of any national securities exchange on which the Company’s stock is then listed, other rules and regulations implementing the foregoing, or as otherwise required by law or stock exchange rules, as such policy or policies may be in effect from time to time. This Agreement will be automatically amended to comply with any such compensation forfeiture or recovery policy.

(l)
Non-Duplication. This Agreement will not provide duplicate benefits with the Company’s Executive Severance Plan, as may have been modified or supplemented by the Participation Agreement between Grantee and CSG Systems International, Inc. dated March 28, 2023 (together, the “Severance Plan”), or any other severance or change in control payments or benefits provided under any other plan, policy or agreement adopted by or entered into with the Company or its affiliates. Any vesting benefit that Grantee may receive under this Agreement will offset any termination or change in control equity vesting Grantee may receive under other arrangements. Specifically, Sections 4.3, 4.4, 5.3 and 5.4 of the Severance Plan, or such similar provisions in the Severance Plan as amended from time to time, or in any plan, policy or agreement replacing the payment and benefits provided to Grantee under the Severance Plan, shall not apply to this Award notwithstanding anything to the contrary therein.
17.
Change in Control.
(a)
Vesting on Change in Control that is not a Corporate Transaction. This Award shall continue on its terms, provided that, notwithstanding the provisions of Sections 2 and 4, upon Grantee’s Eligible Termination after the occurrence of a Change in Control that is not a Corporate Transaction, (i) all Award Shares will be considered to have met all service-based conditions, and (ii) the Performance Period will be truncated to end on the date of the Termination of Employment, and each Tranche will be deemed to meet its performance conditions based on actual Stock Price performance to that date.
(b)
Vesting on Change in Control that is also a Corporate Transaction; Award Assumed. In the case of a Change in Control that is also a Corporate Transaction, if the Award is continued, converted or assumed, the Performance Period will be truncated and end on the date of the Change in Control, and
(i)
The performance conditions set forth in Section 2 will be deemed to have been met based on the value, as determined by the Board, of consideration for each share of Common Stock paid in the Corporate Transaction (the “Transaction Stock Price”); however, each of Tranches 2, 3 and 4 that have met Tranche 1’s Stock Price Threshold but have not met their own Stock Price Thresholds will be deemed to meet performance conditions for the number of Award Shares based on linear interpolation between the Stock Price Threshold for the immediately preceding Tranche and the Transaction Stock Price; and
(ii)
All Award Shares in Tranches that have met their performance conditions pursuant to subsection (i) shall continue to be subject to each such Tranches’ service-based vesting schedules set forth in Section 2, and a Tranche shall vest if Grantee continues in employment until the relevant Tranche’s Service Vesting Date.

For example, if the Company undergoes a Change in Control that is a Corporate Transaction with a Transaction Stock Price of $72.50 per share of Common Stock, Tranche 1 has met its Stock Price Threshold and will have satisfied its performance condition, and one-half of Tranche 2 will have satisfied its performance condition based on linear interpolation. The Award Shares will continue to be subject to service-based vesting, subject to the following paragraph.

In addition, upon Grantee’s Eligible Termination after the occurrence of a Change in Control that is a Corporate Transaction under this Section 17(b), all service-based vesting of Award Shares in Tranches that have met their performance vesting conditions pursuant to Section 17(b)(i) will be accelerated and will be considered to have met all service-based vesting conditions.

(c)
Vesting on Change in Control that is also a Corporate Transaction; Award Cancelled. In the case of a Change in Control that is also a Corporate Transaction, if the Award is cancelled, the Performance Period will be truncated and end on the date of the Change in Control, and the performance conditions shall be deemed to have been met in the same manner as in Section 17(b)(i), and all Award Shares will be considered to have met all service-based conditions.
(d)
Settlement of Overperformance Shares. In the event that both the service condition and performance condition is satisfied for Overperformance Shares in Tranche 3 or Tranche 4 pursuant to this Section 17, the Overperformance Shares shall be settled in accordance with Section 3(b).
(e)
Section 280G. Section 5.6 of the Severance Plan will govern if this Award or the benefits provided under this Award are “parachute payments” (as defined in Section 280G of the Code).
(f)
Definitions.
(i)
“Change in Control” is defined in the Severance Plan.
(ii)
“Corporate Transaction” means a sale or other disposition of all or substantially all of the assets of the Company, or a sale, merger, consolidation, share exchange or similar transaction involving the Company.
(iii)
“Eligible Termination” means, for purposes of this Agreement, Grantee’s Termination of Employment that is an “Eligible Termination” as defined in the Severance Plan.
18.
Section 409A of the Code.

The payments and benefits provided pursuant to this Agreement are intended to be exempt from Section 409A of the Code, and to the maximum extent permitted this Agreement will be interpreted and administered in accordance with this intent. If any amount is payable under this Agreement upon a Termination of Employment, a Termination of Employment will be deemed to have occurred only at such time as Grantee has experienced a “separation from service” as defined in Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A of the Code.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and Grantee have executed this Performance-Based Restricted Stock Award Agreement on the dates set forth below, effective on the Award Date.

COMPANY:	GRANTEE:
CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation	BRIAN SHEPHERD
By: /s/ Rasmani Bhattacharya	By: /s/ Brian A. Shepherd
Name: Rasmani Bhattacharya	Name: Brian Shepherd
Title: Executive Vice President & Chief Legal Officer
Date: December 9, 2024	Date: December 9, 2024